Information is as of September 30, 2017, except as otherwise noted. It should not be assumed that investments made in the future will be profitable or will equal the performance of investments in this document. Supplemental Financial Information Package – Q3 2017 November 1, 2017 Exhibit 99.2

Forward Looking Statements and Other Disclosures This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond management’s control. These forward-looking statements may include information about possible or assumed future results of Apollo Commercial Real Estate Finance, Inc.’s (“ARI” or the “Company”) business, financial condition, liquidity, results of operations, plans and objectives. When used in this presentation, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: ARI’s business and investment strategy; ARI’s operating results; ARI’s ability to obtain and maintain financing arrangements; and the return on equity, the yield on investments and risks associated with investing in real estate assets including changes in business conditions and the general economy. The forward-looking statements are based on management’s beliefs, assumptions and expectations of future performance, taking into account all information currently available to ARI. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to ARI. Some of these factors are described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in ARI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other filings with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. If a change occurs, ARI’s business, financial condition, liquidity and results of operations may vary materially from those expressed in ARI’s forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for management to predict those events or how they may affect ARI. Except as required by law, ARI is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation contains information regarding ARI’s financial results that is calculated and presented on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (“GAAP”), including Operating Earnings and Operating Earnings per share. Please refer to slide 20 for a definition of “Operating Earnings” and the reconciliation of the applicable GAAP financial measures to non-GAAP financial measures set forth on slides 18 and 19. This presentation may contain statistics and other data that in some cases has been obtained from or compiled from information made available by third-party service providers. ARI makes no representation or warranty, expressed or implied, with respect to the accuracy, reasonableness or completeness of such information. Past performance is not indicative nor a guarantee of future returns. Index performance and yield data are shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors (such as number and types of securities). Indices are unmanaged, do not charge any fees or expenses, assume reinvestment of income and do not employ special investment techniques such as leveraging or short selling. No such index is indicative of the future results of any investment by ARI.

Q3 Highlights Net income available to common stockholders of $57.2 million, or $0.54 per diluted share of common stock Operating earnings(1) of $49.8 million, or $0.47 per diluted share of common stock Net interest income of $71.2 million Total operating expenses of $12.9 million, comprised of management fees of $8.3 million, G&A of $2.0 million and equity-based compensation of $2.6 million Earnings Common stock dividend of $0.46 per share 10.2% annualized dividend yield based on $18.07 closing price on October 31, 2017 Dividend Loan Portfolio Total loan portfolio of $3.6 billion Weighted average remaining term of 2.5 years(2) Weighted average unlevered all-in-yield(3) of 9.5% Weighted average LTV of 62% 89% of loans have floating interest rates Capitalization Redeemed all the outstanding $86.3 million 8.625% Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”) Completed offering of $230 million of 4.75% convertible senior notes with an initial 10% conversion premium (~$19.91 conversion price) due 2022 See footnotes on page 20

Financial Summary 3Q17 3Q16 % Change Net Interest Income $71.2 $53.3 33.6% Net Income Available to Common Stockholders $57.2 $60.6 (5.6%) W.A. Diluted Shares Outstanding 107 73 46.6% Net Income Available to Common Stockholders per Diluted Share $0.54 $0.83 (34.9%) Operating Earnings(1) $49.8 $32.7 52.3% Operating Earnings per Diluted Share(1) $0.47 $0.45 4.4% Income Statement Balance Sheet 1c 3Q17 4Q16 % Change Investments at Amortized Cost(4) $3,776 $3,123 20.9% Net Equity in Investments at Cost 2,486 2,039 21.9% Common Stockholders’ Equity 1,725 1,473 17.1% Preferred Stockholders’ Equity (liquidation preference) 373 459 (18.7%) Outstanding Repurchase Agreement Borrowings(5) 1,279 1,140 12.2% Convertible Senior Notes 472 250 88.8% Debt to Common Equity 1.0x 1.0x 0.0% Fixed Charge Coverage(6) 2.3x 2.7x (14.8%) ($ in millions, except per share amounts) See footnotes on page 20

Q3 Investment Activity Weighted Average Unlevered All-in-Yield(3) 10.3% Weighted Average LTV 63% Commitments to New Loans $423 Loans Closed 6 3Q17 Investment Highlights Outstanding Portfolio ($ in millions) Add-on Fundings $46 See footnotes on page 20 $281mm net portfolio growth Funding of New Loans $387 ($ in millions; based upon amortized cost) (7)

YTD 9/30 Investment Activity Weighted Average Unlevered All-in-Yield(3) 9.2% Weighted Average LTV 62% Funding of New Loans Commitments to New Loans $911 Loans Closed 16 YTD Investment Highlights Outstanding Portfolio ($ in millions) Add-on Funding $191 See footnotes on page 20 $866mm net portfolio growth $866 (7) ($ in millions; based upon amortized cost)

Summary of New Investments Q3 Investment Activity $125.0 million floating-rate first mortgage loan (all of which was funded at closing) and a $37.5 million mezzanine loan for the refinancing of a mixed-use property comprised of a 468-key all-suite hotel, a theater and 9,000 sq. ft. of electronic signage in the Times Square neighborhood of New York, NY. The loans refinanced a $150.0 million mezzanine loan previously provided by ARI in 2015. During the quarter, the $37.5 million mezzanine loan was repaid. $100.0 million floating-rate corporate mezzanine loan (all of which was funded at closing) for a mixed-use project comprised of 247 for-sale condominiums, 116 affordable multifamily units and approximately 90,000 square feet of commercial space in the Upper West Side neighborhood of New York, NY. ARI previously provided $112.5 million of financing to the property in 2014 and 2015, consisting of an $82.5 million mezzanine loan and a $30.0 million corporate mezzanine loan. £60.0 million ($78.1 million(8)) first mortgage loan ($41.9 million of which was funded at closing) for the pre-development of a mixed-use property comprised of retail and office space in Central London. $75.0 million mezzanine loan (all of which was funded at closing) for the refinancing of a portfolio of indoor waterpark hotels located in 11 states throughout the United States. The loan refinanced an existing $75.0 million mezzanine loan for the indoor water park hotel portfolio previously provided by ARI in 2015. In connection with the repayment of the prior loan, ARI received a $3.6 million pre-payment fee. $7.5 million fixed-rate mezzanine loan (all of which was funded at closing) for the acquisition of an ~ 438,000 square foot office building in Troy, MI. See footnotes on page 20

Number of Loans Amortized Cost Net Equity at Cost Unfunded Loan Commitments(9) Weighted Average Unlevered All-in Yield on Floating-Rate Loans(3) Weighted Average Unlevered All-in-Yield(3) Weighted Average Remaining Term(2) Weighted Average LTV 56 Loans $3,559 $2,418 $80 L+8.2% 9.5% 2.5 Years 62% 52 Loans $3,278 $2,182 $120 L+7.8% 9.2% 2.8 Years 64% 3Q17 2Q17 Commercial Real Estate Loan Portfolio Overview $ (millions) See footnotes on page 20 Loan Position at Amortized Cost Loan Position by Net Equity at Amortized Cost

Commercial Real Estate Loan Portfolio Overview Geographic Diversification by Amortized Cost Property Type by Amortized Cost See footnotes on page 20 ($ in millions) (10) (10)

Senior Loan Portfolio Overview See footnotes on page 20 Weighted Average Floating Rate Yield(3) - L+6.0%Weighted Average All-in Yield(3) – 7.3% Weighted Average LTV - 61%

Subordinate Loan Portfolio Overview See footnotes on page 20 Weighted Average Floating Rate Yield(3) - L+12.0%Weighted Average All-in Yield(3) – 13.1% Weighted Average LTV - 64% TOTAL PORTFOLIO WEIGHTED AVERAGE: Floating Rate Yield(3) – L+8.2% All-in-Yield(3) – 9.5% LTV – 62%

($ in millions) Fully Extended Loan Maturities and Future Fundings(12)(13)(14) Commercial Real Estate Loan Portfolio Maturity and LTV Profiles See footnotes on page 20 Loan Portfolio at Amortized Cost Across LTVs(15) ($ in millions) Weighted Average LTV - 62%

CMBS Portfolio

CUSIP	Description
14986DAJ9	CD 2006-CD3 AJ
17313KAK7	CGCMT 2008-C7 AJ
50180CAG5	LBUBS 2006-C7 AJ
60688CAJ5	MLCFC 2007-9 AJ
61756UAJ0	MSC 2007-1Q16 AJ
46629YAH2	JPMCC 2007-CB18AJ

CUSIP	Description
59025KAG7	MLMT 2007-C1 AM
22546BAH3	CSMC 2007-C5 AM
36159XAH3	GECMC 2007-C1 AM
46627QBC1	JMPCC 2006-CB15 AM

CMBS shaded in gray were sold subsequent to quarter end.

($ in millions)

	Face	Amortized Cost	Remaining Weighted Average Life with Extensions (years)	Estimated Fair Value	Debt	Net Equity at Cost[16]
CMBS – Total	**$222.5**	**$217.2**	**2.0 Years**	**$191.9**	**$149.3**	**$68.0**

See footnotes on page 20

12

Secured Credit Facilities $1.3 Billion Outstanding 3.55% W/A Rate 5.50% Convertible Notes $251 Million Series B & Series C Cumulative Preferred Stock $372.5 Million Equity Market Capitalization(17) $1.9 Billion 5.50% notes - convertible to common stock –ratio of 57.3034 ($17.45 effective conversion price) and matures in March 2019 4.75% notes – convertible to common stock – ratio of 50.2260 ($19.91 effective conversion price) and matures in August 2022 Debt to Common Equity Ratio: 1.0x Fixed Charge Coverage(6): 2.3x Series B ($200mm); fixed at an 8.00% rate for 5 years and then floating at the greater of 3m LIBOR plus 6.46% or 8.00%, callable September 2020 Series C ($172.50mm); 8.00% rate, callable September 2017 105,451,235 shares issued and outstanding at September 30, 2017 10.2% dividend yield(21) Capital Structure Overview 4.75% Convertible Notes $230 Million See footnotes on page 20

Interest Rate Sensitivity Variable Rate Investments and Liabilities(22) Net Interest Income Sensitivity to LIBOR(23) ($ in millions) Net Interest Income Increases with LIBOR Increase See footnotes on page 20

Financials

Consolidated Balance Sheets

Consolidated Statements of Operations

Reconciliation of GAAP Net Income to Operating Earnings(1) See footnotes on page 20

Reconciliation of GAAP Net Income to Operating Earnings(1) See footnotes on page 20

Footnotes Operating Earnings is a non-GAAP financial measure that is used by the Company to approximate cash available for distribution and is defined by the Company as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding); (ii) any unrealized gains or losses or other non-cash items included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains/losses, other than realized gains/(losses) related to interest income; (v) the non-cash amortization expense related to the reclassification of a portion of the convertible senior notes to stockholders’ equity in accordance with GAAP; and (vi) provision for loan losses and impairments. Please see slides 18 and 19 for a reconciliation of GAAP net income and GAAP net income per share to Operating Earnings and Operating Earnings per Share. Operating Earnings may also be adjusted to exclude certain other non-cash items, as determined by ACREFI Management, LLC, the Company’s external manager (the “Manager”) and approved by a majority of the Company's independent directors. Weighted Average Remaining Term assumes all extension options are exercised. Weighted Average Un-levered All-in-Yield reflects LIBOR at September 30, 2017 which was 1.23%. Weighted average all-in-yield includes the amortization of deferred origination fees, loan origination costs and accrual of both extension and exit fees. Net of participations sold. Total balance less $10,884 and $6,763 in Q3 2017 and Q4 2016, respectively, in deferred financing costs. Fixed charge coverage is EBITDA divided by interest expense plus the preferred stock dividends. Other includes foreign currency appreciation and/or depreciation, PIK interest, provisions for loan losses and impairments and the accretion of loan costs and fees. Conversion to USD on July 19, 2017, the date of investment. Unfunded loan commitments are for loans that were previously closed but have yet to be funded. Other includes a data center and water park resorts. Both loans are secured by the same property. Based upon face amount of loans. Maturities reflect the fully funded amounts of the loans. Future funding dates are based upon the Manager’s estimates based upon the best information available to the Manager at the time. There is no assurance that the payments will occur in accordance with these estimates or at all, which could affect the Company’s operating results. LTV’s are as of the date of loan origination. Includes $76k of restricted cash related to the Deutsche Bank CMBS Facility. Equity market capitalization based upon shares of common stock outstanding and closing stock price on September 30, 2017. Assumes extension options are exercised. Assumes one-month LIBOR at September 30, 2017 was 1.23%. The debt balance as of September 30, 2017, includes $143 million of borrowings for the first mortgage loans secured by an assemblage of properties in the Design District of Miami that does not count toward the maximum capacity under the JPMorgan Facility. Based upon the $1.84 annualized dividend per share of common stock and the closing stock price on October 31, 2017. Based upon face amount. Based upon the Company’s portfolio as of September 30, 2017; any such hypothetical impact on interest rates on the Company’s variable rate borrowings does not consider the effect of any change in overall economic activity that could occur in a rising interest rate environment.  Further, in the event of a change in interest rates of that magnitude, the Company may take actions to further mitigate the Company’s exposure to such a change.  However, due to the uncertainty of the specific actions that would be taken and their possible effects, this analysis assumes no changes in the Company’s financial structure.